GulfMark Offshore, Inc. Announces
1st Quarter 2009 Earnings Release Date
and Conference Call Information

April 21, 2009 - HOUSTON - GulfMark Offshore, Inc. (NYSE:GLF) announced today that it has scheduled a conference call for Monday, April 27, 2009, at 9:00 a.m. Eastern Time. The purpose of the call is to discuss the Company's financial results for the first quarter ended March 31, 2009, which will be released before the market opens the same day. Those who wish to participate in the conference call should dial 877-381-5943 in the United States (international callers should use 973-638-3424).

A telephonic replay of the conference call will be available for 4 days starting approximately 2 hours after the completion of the call and can be accessed by dialing 800-642-1687 (international callers should use 706-645-9291) and entering access code 96597068.

The call is also being webcast and can be accessed from the Investor Relations section of GulfMark Offshore’s website at www.GulfMark.com or www.InvestorCalendar.com.  The webcast will be available for replay until July 27, 2009.

GulfMark Offshore, Inc. provides marine transportation services to the energy industry through a fleet of offshore support vessels serving every major offshore energy industry market in the world.

Contact:	James (Jay) Harkness, Vice President – Investor Relations & Treasurer
E-mail: Jay.Harkness@GulfMark.com
Phone: (713) 963-9522

Edward A. Guthrie, Executive Vice President & CFO
E-mail: Ed.Guthrie@GulfMark.com
Phone: (713) 963-9522

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risk, uncertainties and other factors.  Among the factors that could cause actual results to differ materially are: price of oil and gas and their effect on industry conditions; industry volatility; fluctuations in the size of the offshore marine vessel fleet in areas where GulfMark operates; changes in competitive factors; delay or cost overruns on construction projects and other material factors that are described from time to time in the GulfMark’s filings with the SEC, including its Form 10-Q for the quarter ended September 30, 2008. Consequently, the forward-looking statements contained herein should not be regarded as representations that the projected outcomes can or will be achieved.